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                                                                      EXHIBIT 1


              MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION
                                       OF
                               TRINITY BIOTECH PLC











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                           C0MPANIES ACTS 1963 TO 1990

                                -----------------


                             PUBLIC LIMITED COMPANY

                                -----------------


                            MEMORANDUM OF ASSOCIATION

                                       OF

                     TRINITY BIOTECH PUBLIC LIMITED COMPANY

              AS AMENDED BY SPECIAL RESOLUTION DATED 28TH MAY 2001


1.       The name of the Company is TRINITY BIOTECH Public Limited Company.

2.       The Company is to be a public limited company.

3.       The objects for which the Company is established are:-


         (1)      (a)      To subscribe for, take, purchase or otherwise acquire
                           and hold shares or other interests or securities or any other company, business or undertaking;

                  (b) To exercise and enforce all rights and powers conferred by or incident directly or indirectly to the ownership of any shares, stock, notes, bonds, loans, contracts, agreements, obligations and securities and to provide managerial and other executive, supervisory and consultancy services for or in relation to any company or enterprise in which the Company is interested upon such terms as may be thought fit;

                  (c) To carry on any business capable of being carried on so as directly or indirectly to benefit the Company and in particular, but without prejudice to the generality of the foregoing, to carry on either itself or through subsidiaries, associated companies, investments or otherwise the businesses of researchers, manufacturers, buyers, sellers, and distributing agents of and dealers in all kinds of patent, pharmaceutical, medicinal, and diagnostic preparations, equipment and devices, patent medicines, technologies, drugs, cosmetics, preparations, techniques and accessories of every description, and of and in pharmaceutical, medicinal, proprietary and industrial preparations, compounds, and articles and devices of all kinds, chemists , druggists, and chemical manufacturers merchants and dealers; and to manufacture, develop, make up, prepare, buy, sell, and deal in all articles, substances, devices and equipment, and things commonly or conveniently used in or for making up, preparing or packing any of the products in which the Company is authorised to deal, or which may be required by customers of or persons having dealings with the Company.

         (2) To purchase, take on lease or in exchange, hire or otherwise acquire and hold real, chattel real and personal property of all kinds and in particular lands, tenements and hereditaments of any tenure whether subject or not to any charges or incumbrances.

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         (3)      To hold, sell, let, alienate, mortgage, charge or otherwise deal with any of the real and personal property, assets or undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular (without prejudice to the generality of the foregoing) for shares, debentures or securities of any other company whether or not having objects altogether or in part similar to those of this Company.

         (4) To vest any real or personal property, rights or interests acquired by or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared Trust in favour of the Company.

         (5) To undertake and execute the office of nominees for the purpose of holding and dealing with any real or personal property or security of any kind for or on behalf of any government, local authority, mortgagee, company, person or body: to act as nominee or agent generally for any purpose and either solely or jointly with another or others for any person, company, corporation, government, state or province, or for any municipal or other authority or local body; to undertake and execute the office of trustee, executor, administrator, registrar, secretary, committee or attorney to undertake the management of any business or undertaking or transaction, and generally to undertake, perform and fulfil any trust or agency business of any kind and any office of trust or confidence.

         (6) To construct, erect, enlarge, alter and maintain buildings, houses, flats, shops and all other works, erections and things of any description whatsoever either upon the lands acquired by the company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands, and other property of the Company.

         (7) To apply for, purchase, or by other means acquire and protect, prolong and renew, any patents, patent rights, brevets d'invention, licences, trade marks, registered designs, protections and concessions or other rights which may appear likely to be advantageous or useful to the Company.

         (8) To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

         (9) To invest and deal with the monies of the Company not immediately required in such manner as from time to time may be determined.

         (10) To draw, make, accept, endorse, discount, negotiate, and issue bills of exchange, promissory notes, bills of lading and other negotiable or transferable instruments.

         (11) To borrow or raise or secure the payment of money in such manner as the Company shall think fit, and in particular to issue debentures, debenture stock, bonds, obligations and securities of all kinds, either perpetual or terminable and either redeemable or otherwise, and to charge and secure the same by trust deed or otherwise on the undertaking of the Company or upon any specific property and rights, present and future, of the Company (including if thought fit, its uncalled capital) or otherwise howsoever.

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         (12)     To hold in trust as trustees or as nominees and to deal with, manage and turn to account any real or personal property of any kind and in particular shares, stocks, debentures, securities, policies, book debts, claims and choses in action, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences and any interest in real or personal property and any claims against such property or against any person or company.

         (13) To acquire, deal with, manage and turn to account policies of life assurance and any other real or personal property of any kind.

         (14) To guarantee, support or secure whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods, the performance of the obligations of and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of any person, firm or company, and in particular (without prejudice to the generality of the foregoing) give (with or without consideration) security for any debts, obligations or liabilities of any company which is for the time being the holding company or a subsidiary (both as defined by Section 155 of the Companies Act, 1963) of the Company or other subsidiary as defined by the said Section of the Company's holding company or otherwise associated with the Company in business.

         (15) To lend and advance money or give credit to such persons or companies and on such terms as may seem expedient.

         (16) To establish, promote and otherwise assist any company or companies or associations for the purpose of acquiring all or any of the properties or liabilities of this Company or for furthering the objects of the Company or for the purpose of prosecuting or executing any undertaking, works, projects or enterprises of any description.

         (17) To establish agencies and branches and appoint agents and others to assist in the conduct or extension of the Company's business and to regulate and discontinue the same.

         (18) To form, constitute or promote, or to concur in the formation, constitution or promotion of Irish or foreign companies, syndicates, associations and undertakings of all kinds and to secure by indemnity or otherwise the subscription of all or any part of the capital of any such company, syndicate, association or undertaking, and to pay any commission, brokerage, or other remuneration in connection therewith, and to employ experts to investigate and examine into the conditions, proposals, value, character and circumstances of any business concerns and undertakings, and generally of any assets, property or rights.

         (19) To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stock and other assets specifically appropriated for the purposes of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue, dispose of or hold any such preferred, deferred or other special stocks or securities.

         (20) To transact or carry on all or any kinds of agency business and in particular in relation to the investment of money, the sale of property and the collection and receipt of money.

         (21) To procure the Company to be registered or recognised in any place outside Ireland.

         (22) To do all or any of the matters hereby authorised in any place outside Ireland, either alone or in conjunction with or as trustees or agent for any other company or person or by or through any factors, trustees or agents.

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         (23)     To acquire and undertake the whole or any part of the
                  business, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company.

         (24) To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business or proposing to carry on any business within the objects of the Company.

         (25) To distribute in specie or otherwise as may be resolved any assets of the Company among its members and in particular the shares, debentures or other securities of any other company belonging to the Company or of which the Company may have the power of disposal.

         (26) To enter into any arrangement with any government or local or other authority that may seem conducive to the Company's objects or any of them and to obtain from any such government or authority any rights, privileges and concessions which the Company may think it desirable to obtain and to carry out and to exercise and comply with the same.

         (27) To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company or Directors or ex-Directors of the Company and the wives, widows and families, dependants or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit-sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operations or otherwise.

         (28) To remunerate by cash payment or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company's capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

         (29) To make gifts or grant bonuses to the Directors or any other persons who are or have been in the employment of the Company including substitute and alternate Directors.

         (30) To accept stock or shares in or debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company whether such shares shall be wholly or only partly paid up.

         (31) To do all such other things as the Company may consider incidental or conducive to the attainment of the above objects or as are usually carried on in connection therewith.

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         (32)     To engage in currency and interest rate transactions and any other financial or other transactions of whatever nature, including any transaction for the purpose of, or capable of being for the purposes of, avoiding, reducing, minimising, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from a change or changes in any interest rate or currency exchange rate or in the price or value of any property, asset, commodity, index or liability or from any other risk or factor affecting the Company's business, including but not limited to dealings, whether involving purchases, sales or otherwise in foreign and Irish currency, spot and forward exchange rate contracts, forward rate agreements, caps, floors and collars, futures, options, swaps, and any other currency interest rate and other hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing.

         (33) To transact or carry on any other business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company's property or rights.

         The word "company" in this clause, except where used in reference to this Company, where the context so admits, shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated or whether domiciled or registered in Ireland or the United States of America or elsewhere.

         It is hereby expressly declared that each sub-clause of this Clause shall be construed independently of the other sub-clauses hereof, and that none of the objects mentioned in any sub-clause shall be deemed to be merely subsidiary to the objects mentioned in any other sub-clause.

         Provided always that the provisions of this Clause shall be subject to the Company obtaining, where necessary, for the purpose of carrying any of its objects into effect, such licence, permit or authority as may be required by law.

4.       The liability of the members is limited.

5. The share capital of the Company is IR(POUND)507,000 divided into 50,000,000 "A" Ordinary Shares of US$0.0109 and 700,000 "B" Ordinary shares of US$0.0109 each.


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WE, the several persons whose names, addresses and descriptions are subscribed, wish to be formed into a Company in pursuance of this Memorandum of Association, and we agree to take the number of Shares in the capital of the Company set opposite our respective names.



NAMES, ADDRESSES AND DESCRIPTIONS           NUMBER OF SHARES TAKEN
OF SUBSCRIBERS                              BY EACH SUBSCRIBER


Carmel Molloy,
32, Downside,
Skerries,                                             One
County Dublin.

Secretary.






Susan Murray,
94, Hunstown Rise,
Mulhuddart,                                           One
Dublin 15.








         Total Shares taken:                          Two


                      Dated this 13th day of December 1991

Witness to the above Signatures:-

Veronica Donnelly,
The Law Society,
Blackhall Place,
Dublin 7.

Computer Manager.


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                          COMPANIES ACTS, 1963 TO 1990

                             PUBLIC LIMITED COMPANY



                           NEW ARTICLES OF ASSOCIATION

                                       OF

                     TRINITY BIOTECH PUBLIC LIMITED COMPANY



                                   PRELIMINARY

1. The regulations in Table A in the First Schedule to the Companies Act, 1963 (as amended) shall not apply to the Company.

2. In these Articles the words standing in the first column of the following table shall bear the meanings set opposite to them respectively in the second column, if not inconsistent with the subject or context:-

                  WORDS                                MEANINGS


         The Act           ...    The Companies Act, 1963.

         The Acts          ...    The Companies Acts, 1963 to 1990 and every
                                  statutory modification, amendment, extension or re-enactment thereof for the time being in force.

         These Articles    ...    These Articles of Association as originally
                                  framed or as altered from time to time by special resolution.

         Class Meeting     ...    Meetings of holders of one class of shares in
                                  the Company.

         Clear Days        ...    In relation to the period of a notice, that
                                  period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

         The Company       ...    The company whose name appears in the heading
                                  to these Articles

         The Directors     ...    The Directors for the time being of the
                                  Company or the Directors present at a meeting of the Board of Director and includes any person by occupying the position of Director by whatever name called.

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         Dividend          ...    Dividend and/or bonus.

         In writing        ...    Written, printed, photographed or lithographed
                                  or visibly expressed in all or any of those or any other modes of representing or reproducing words.

         The Office        ...    The registered office for the time being of
                                  the Company.

         The Prospectus    ...    The Prospectus of Trinity Biotech p.l.c.
                                  offering for sale to the public 300,000
                                  American Depositary Units of the capital of the Company.

         Paid up           ...    Paid up and/or credited as paid up.

         The Seal          ...    The common seal of the Company.

         Secretary         ...    Any person  appointed  to perform the duties
                                  of the  secretary of the Company.

         The Stock
         Exchange          ...    The International Stock Exchange of the United
                                  Kingdom and the Republic of Ireland Limited.

         Warrants to
         Subscribe         ...    A warrant or certificate or similar document
                                  indicating the right of the registered holder thereof (other than under a share option scheme for employees) to subscribe for shares in the Company.


Words importing the singular number only shall include the plural number, and vice versa.

"Ordinary Shares" shall include all categories of Ordinary Shares.

Words importing the masculine gender only shall include the feminine gender.

Words importing persons shall include corporations.

Subject as aforesaid, any words or expressions defined in the Acts shall, if not inconsistent with the subject or context, bear the same meanings in these Articles but excluding any statutory modification of the Acts not in force when these Articles become binding on the Company.

Expressions in these Articles referring to execution of any document shall include any mode of execution whether under seal or under hand.

The headings and captions in these Articles are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of these Articles.

References in these Articles to any enactment or any section or provision thereof shall mean such enactment, section or provision as the same may be amended or from time to time and for the time being in force.


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                                     CAPITAL

3        (a)      The capital of the Company is IR(POUND)507,000 divided into
                  50,000,000 A ordinary shares of US$0.0109 each (hereinafter called "the A ordinary shares") and 700,000 B ordinary shares of US$0.0109 each (hereinafter called "the B ordinary shares")

         (b) Save as provided in paragraphs (c) and (d) below the A ordinary shares and the B ordinary shares shall rank pari passu in all respects.

         (c) The B ordinary shares have no right to dividends or to participate in the distribution of the assets of the Company upon a liquidation or winding up.

         (d) Upon the occurrence of one of the following events, the B ordinary shares will have two votes per share and will have the right to receive dividends and participate in the distribution of the assets of the Company upon a liquidation or winding up at a rate of twice that of the A ordinary shares:-

                  (i) An HIV saliva test is developed by the Company within 36 months of the closing of the initial public offering of shares in the capital of the Company and this test is being marketed by the Company in a European country with a population of at least 10,000,000 or in markets with an aggregate population of at least 100,000,000; or

                  (ii) If within seven years of the date of the issue of the Prospectus by the Company the average closing bid price of the Units (or the sum of the closing bid prices of the four American Depositary Shares ("ADS's"), each representing one "A" ordinary shares, two class A Warrants and one class B Warrant comprising one Unit) equals or exceeds 150% of the initial offering price of the Units for at least 14 consecutive trading days.

4. Without prejudice to any special rights for the time being conferred on the holders of any shares or class of shares any share in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, return of capital, voting or otherwise as the Company may by ordinary resolution determine, and, subject to the provisions of the Acts, any share may be issued on the terms that it is, or at the option of the Company is to be liable, to be redeemed on such terms and in such manner as the Company may by special resolution determine.

                               VARIATION OF RIGHTS

5. Whenever the capital of the Company is divided into different classes of shares the special rights attached to any class may subject to the provisions of the Acts be varied or abrogated, either whilst the Company is a going concern or during or in contemplation of a winding-up, with the sanction of a special resolution passed at a Class Meeting of the holders of the shares of that class but not otherwise. To every Class Meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be two persons holding or representing by proxy at least one third in nominal amount of the issued shares of the class (but so that if any adjourned meeting of such holders a quorum as above defined is not present those members who are present in person or by proxy shall be a quorum) and that the holders of shares of the class shall, on a poll, have one vote in respect of every share of the class held by them respectively.

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6.       The special rights attached to any class of shares in the capital of the Company shall not (unless otherwise expressly provided by these Articles or the conditions or issue of such shares) be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or subsequent thereto.

                                     SHARES

7. Subject to the provisions of these Articles as regards new shares, the shares shall be under the control of the Directors who may, subject to the provisions of the Acts, allot, grant options over or otherwise deal with or dispose of them to such persons at such times and generally on such terms and conditions as they think proper, but so that no shares shall be issued at a discount except in accordance with the provisions of the Acts.

8. The Company may issue Warrants to Subscribe (by what ever name they are called) to any person to whom the Company has granted the right to subscribe for shares in the Company (other than under a share option scheme for employees) certifying the right of the registered holder thereof to subscribe for shares in the Company on such terms and conditions as the right may have been granted.

9. The Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company (if any) nor shall the Company make a loan for any purpose whatsoever on the security of its shares or those of its holding company (if any), but nothing in this Article shall prohibit transactions permitted by the Acts.

10. The Company may exercise the powers conferred by the Acts of paying commissions to persons subscribing or procuring subscriptions for shares of the Company or agreeing so to do, whether absolutely or conditionally, and any such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares of the Company, or partly in the one way and partly in the other, however, the rate per cent. or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Act and shall not exceed 10 per cent. of the price at which the shares in respect of which the commission is paid are issued or an amount equivalent thereto. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

11. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fraction or part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder, but this shall not preclude the Company from requiring the members or the transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.

12. Every person whose name is entered as a member in the Register of Members shall be entitled without payment to one certificate for all his shares of each class and, if he transfers part of his holding, to one certificate for the balance. Upon payment of such sum, not exceeding 25p for every certificate after the first, as the Directors shall from time to time determine, he shall also be entitled to several certificates, each for one or more of his shares. Every certificate shall be issued within two months after allotment or the lodgement with the Company of the transfer of the shares, unless the conditions of issue of such shares otherwise provide, and shall be sealed in accordance with these Articles and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates and the amount paid up thereon, but so that the Directors may by resolution determine. The Company shall not be bound to register more than three persons as the joint holders of any share (except in the case of executors or trustees of a deceased member) and in the case of a share held jointly by several persons the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

13. If any such certificate shall be worn out, defaced, destroyed or lost, it may be renewed on such evidence being produced as the Directors shall require, and, in case of wearing out or defacement, on delivery up of the old certificate and, in case of destruction or loss, on execution of such indemnity (if any) as the Directors may from time to time require. In case of destruction or loss, the members to whom such renewed certificate is given shall also bear and pay to the Company all expenses incidental to the investigation by the Company of the evidence of such destruction or loss to such indemnity.

14       (1)      Subject to the provisions of and to the extent permitted by the Acts, to any rights conferred on the holders of any class of shares and to the following paragraphs of this Article, the Company may purchase any of its own shares of any class and may cancel any shares so purchased or hold them as treasury shares with liberty to re-issue any such share or shares of any class or classes.

          (2)     The Company shall not exercise any authority granted under
                  Section 215 Companies Act, 1990, to make market purchases of its own shares unless the authority required by such section shall have been granted by special resolution of the Company.

          (3) The Company shall not be obliged to select the shares to be purchased on a pro rata basis or in any particular manner as between the holders of shares of the same class or as between the holders of shares of different classes.

                                      LIEN

15. The Company shall have a first and paramount lien on every share (not being fully paid up) for all moneys (whether immediately payable or not) called or payable at a fixed time in respect of that share and shall also have a first and paramount lien on all shares (not being fully paid) registered in the name of any member (whether solely or jointly with others) for all moneys due to the Company from him or his estate, whether solely or jointly with any other persons, whether a member or not, and whether such moneys are presently payable or not. The Company's lien on a share shall extend to all dividends or other moneys payable thereon or in respect thereof. The Directors may at any time declare any share to be exempt, wholly or partially, from the provisions of this Article.

16. For the purpose of enforcing such lien the Directors may sell all or any of the shares subject thereto at such time and in such manner as they think fit, but no sale shall be made until such time as the moneys in respect of which such lien exists or some part thereof are or is presently payable and until a notice in writing stating the amount due and demanding payment thereof and giving notice of intention to sell in default shall have been served in such manner as the Directors shall think fit on such member or the person (if any) entitled by transmission to the shares and default in payment shall have been made by him for seven days after such notice.

17. The net proceeds of any such sale shall be applied in or towards satisfaction of the amount due to the Company and any residue shall (subject to a like lien in respect of sums not presently payable as existed upon the shares prior to the sale) be paid to the member or the person (if any) entitled by transmission to the shares.

18. For the purpose of giving effect to any such sale the Directors may authorise some person on behalf of the member or the person (if any) entitled by transmission to the shares to execute a transfer of the shares sold to the purchaser. The purchaser's name shall be entered in the Register of Members as the holder of the shares and the purchaser shall not be bound to see to the regularity or validity of, or be affected by any irregularity or invalidity in, the proceedings or be bound to see to the application of the purchase money and after his name has been entered in the Register of Members the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

                                 CALLS ON SHARES

19. The Directors may, subject to the provisions of these Articles and to any conditions of allotment, from time to time make such calls upon the members in respect of all moneys unpaid on their shares (whether on account of the amount of the shares or by way of premium) as they think fit, provided that fourteen days' notice at least is given of each call, and each member shall be liable to pay the amount of every call so made upon him to the persons and at the time and place appointed by the Directors. A call may be made payable by instalments. A call may be revoked or postponed as the Directors may determine. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

20. The holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

21. If before or on the day appointed for payment thereof a call payable in respect of a share is not paid, the person from whom the amount of the call is due shall pay interest on such amount from the day appointed for payment thereof to the time of actual payment at such rate not exceeding 10 per cent. per annum as the Directors shall think fit, but the Directors may waive payment of such interest wholly or in part.

22. Any sum which by the terms of issue of a share is made payable upon allotment or at any fixed date, whether on account of the amount of the share or by way of premium, shall for all purposes of these Articles be deemed to be a call duly made and payable on the date appointed for payment and, in case of non-payment, all the relevant provisions of these Articles as to payment of interest, forfeiture and the like shall apply as if such sum were a call duly made and notified.

23. The Directors may make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and in the time of payment.

24. The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys due upon his shares beyond the sums actually called up thereon, and upon all or any of the moneys so advanced the Directors may (until the same would, but for such advance, become presently payable) pay or allow such interest (not exceeding, without the consent of the Company by ordinary resolution, 10 per cent. per annum) as may be agreed between them and such member.

                              FORFEITURE OF SHARES

25. If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring him to pay so much of such call or instalment as remains unpaid together with any interest which may have accrued.

26. The notice shall name a further day (not earlier than seven days from the date of service thereof) on or before which, and the place where, such payment is to be made and shall state that in the event of non-payment at or before the time and at the place appointed the shares on which the call was made will be liable to be forfeited.

27. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. A forfeiture of shares shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

28. A forfeited share may be sold, re-issued, or otherwise disposed of, either to the person who was before forfeiture the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and whether with or without all or any part of the amount previously paid on the share being credited as paid, and at any time before such sale, re-issue or disposal the forfeiture may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer a forfeited share to any such other person.

29. A member whose share has been forfeited shall cease to be a member in respect of the forfeited share but shall, notwithstanding the forfeiture, remain liable to pay to the Company all calls made and not paid on such share at the time of forfeiture, with interest thereon to the date of payment at such rate not exceeding 10 per cent. per annum as the Directors shall think fit, in the same manner in all respects as if the share had not been forfeited and to satisfy all the claims and demands (if any) which the Company might have enforced in respect of the share at the time of forfeiture without any deduction or allowance for the value of the share at the time of forfeiture.

30. A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the facts therein stated. The new holder of the share shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any omission, irregularity or invalidity in or relating to or connected with the proceedings in reference to the forfeiture, sale, re-issue or disposal of the share.

                              UNTRACED SHAREHOLDERS

31       (1)      The Company shall be entitled to sell (in such manner and for such a price as the Directors think fit) the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy if and provided that :-

         (a) during the period of twelve years prior to the date of the publication of the advertisements referred to in sub-paragraph
                  (b) below (or if published on different dates the first thereof) being a period during which at least three dividends have been payable all warrants and cheques in respect of the shares in question sent in the manner authorised by these presents have remained uncashed;

         (b) the Company shall on the expiry of the said period of twelve years have inserted advertisements in two national daily newspapers giving notice of its intention to sell the said shares;

         (c) during the said period of twelve years and the period of three months following the publication of the said advertisements are published on different dates, the Company shall have received indication neither of the whereabouts nor of the existence of such member or person;

         (d) notice shall have been given to The Stock Exchange of its intention to make such sale.

 (2) To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer of the said shares shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or such other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt and no interest shall be created in respect of the same and the Company shall not be required to account for any money earned on the net proceeds which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

                       DISENFRANCHISEMENT OF SHAREHOLDERS

32       (1)      Where, in respect of any shares of the Company, any member or other person appearing to be interested in shares of the Company fails to comply with any notice (in this Article called an "Information Notice") given by the Company requiring him to indicate in writing :-

         (a) the capacity in which he holds such shares or any interest therein; or

         (b) so far as it is within his knowledge, the persons who have an interest in them and the nature of their interest; or

         (c) whether any of the voting rights carried by such shares are the subject of any agreement or arrangement under which another person is entitled to control his exercise of these rights;

         then not earlier than twenty-eight (28) days from service of the Information Notice the Company may serve upon the registered holder of such shares a notice (in this Article called "Disenfranchisement Notice") stating that such registered holder shall with effect from the service of the Disenfranchisement Notice be subject to the following restrictions :-

         (i) any transfer of those shares or in the case of unissued shares any transfer of the right to be issued therewith and any issue thereof shall be void;

         (ii) no voting rights shall be exercisable in respect of those shares;

         (iii) no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder thereof;

         (iv) except in a liquidation no payment shall be made of any sums due from the Company on those shares.


         (2) The Company may at any time withdraw a Disenfranchisement Notice by serving upon the registered holder of the shares a notice in writing to that effect (in this Article called a "Withdrawal Notice") and shall do so immediately upon being satisfied that the Information Notice has been complied with. Unless and until a Withdrawal Notice is duly served, the registered holder upon whom a Disenfranchisement Notice has been served shall not have any rights to attend or vote at any such general or separate meeting as aforesaid.

         (3) In this Article a person appearing to be interested in shares of the Company shall mean a person identified by a shareholder in that shareholder's reply to an Information Notice as having an interest of any kind whatsoever in the shares of the Company.

                         CONVERSION OF SHARES INTO STOCK

33. The Company may by ordinary resolution convert any paid up shares into stock and reconvert any stock into paid up shares of any denomination.

34. The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might have been transferred before conversion or as near thereto as circumstances admit and the Directors may fix from time the minimum amount of stock transferrable so that such minimum shall not exceed the nominal amount of each share from which the stock arose.

35.      (1)      The holders of stock shall have according to the amount of stock held by them the same rights priviledges and advantages in relation to dividends voting at meetings of the Company and other matters as if they held the shares from which the stock arose but no such right privilege or advantage (except participation in the dividends or profits of the Company and in the assets on winding up) shall be conferred by any amount of stock which if existing in shares would not confer that right, privilege or advantage.

         (2) Such these articles as are applicable to paid up shares shall apply to stock and the words "shares" and "shareholder" shall include "stock" and "stockholder".

                               TRANSFER OF SHARES

36. All transfers of shares shall be effected by transfer in writing in any usual or common form or in any other form which the Directors may approve, but need not be under seal. Notwithstanding the foregoing, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with statutory regulations made from time to time under Section 239 of the Companies Act, 1990 or under any other regulations having similar effect. The Directors shall have the power to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall where they think it appropriate be entitled to dis-apply, vary or amend all or any part of the provisions of these Articles with respect to the requirement for written instruments of transfer and share certificates, or which are inconsistent with such statutory regulations as aforesaid, in order to give effect to such regulations.

37. The instrument of transfer of a fully paid share shall be signed by or on behalf of the transferor and in the case of a share not fully paid the instrument of transfer shall also be signed by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Members in respect of the share.

38. Every instrument of transfer shall be left at the Office for registration accompanied by the certificate of the shares to be transferred and such other evidence as the Company may require to prove the title of the transferor and his right to transfer the shares. No fees shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

39. The Directors may, in their absolute discretion and without giving any reason, decline to register any transfer of a share or shares which is or are not fully paid or on which the Company has a lien.

40. If the Directors decline to register a transfer of any shares they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

41. The registration of transfers may be suspended at such times and for such periods (not exceeding thirty days in any year) as the Directors may from time to time determine.

42. All instruments of transfer which shall be registered shall be retained by the Company.

43. Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by the allottee in favour of some other person.

                             TRANSMISSION OF SHARES

44. In the case of the death of a member, the survivors or survivor where the deceased was joint holder, and the legal personal representatives of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interests in the shares, but nothing in this Article shall release the estate of a deceased joint holder from any liability in respect of any share jointly held by him.

45. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may upon producing such evidence of title as may from time to time be properly required by the Directors and subject as hereinafter provided, elect either to be registered himself as the holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall in either case have the same right to refuse or suspend registration as they would have had in the case of a transfer of the share by that member before the event upon which transmission took place.

46. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered, he shall testify his election by executing to that person a transfer of such share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer, and the registration of transfers of, shares shall be applicable to any such notice or transfer as if the event upon which the transmission took place had not occurred and the notice or transfer were a transfer executed by the person from whom the title by transmission is derived.

47. A person becoming entitled to a share by transmission shall be entitled to receive and give a discharge for any dividends or other moneys payable on or in respect of the share, but he shall not be entitled to receive notices of, or to attend or vote at, meetings of the Company or (save as aforesaid) to exercise any of the rights or privileges of a member in respect of the share, unless and until he shall be entered in the Register of Members as the holder thereof; however, the Directors may at any time give notice requiring any person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within 90 days, the Directors may thereupon withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

                               INCREASE OF CAPITAL

48. The Company may from time to time by ordinary resolution increase its share capital by such sum to be divided into shares of such amount as the resolution shall prescribe.

49. Subject to the provisions of the Acts, the new shares shall be issued to such persons, upon such terms and conditions and with such rights and privileges annexed thereto as the general meeting resolving upon the creation thereof shall direct, and if no direction be given, as the Directors shall determine and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of the assets of the Company and with a special, or without any, right of voting.

50. Except so far as otherwise provided by the conditions of issue or by these presents, any capital raised by the creation of new shares shall be considered part of the pre-existing ordinary capital and shall be subject to the provisions herein contained with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien and otherwise.

                              ALTERATION OF CAPITAL

51.      The Company from time to time may by ordinary resolution:-

         (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

         (b) sub-divide its shares, or any of them, into shares of smaller amount, so however that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived, and so that the resolution whereby the share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have such preferred or other special rights over, or may have such deferred right or be subject to such restrictions as compared with, the others as the Company has power to attach to any unissued or new shares;

         (c) cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of shares so cancelled;

         and may by special resolution reduce its share capital, any capital redemption reserve fund and any share premium account in any manner authorised by the Acts.

                                GENERAL MEETINGS

52. The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year and not more than fifteen months shall elapse between the date of one annual general meeting and that of the next.

53.      (1)      The annual general meeting shall be held at such time and
                  place as the Directors shall determine. All general meetings other than annual general meetings shall be called extraordinary general meetings.

         (2) Every annual general meeting shall be held in the Republic of Ireland unless either all the members entitled to attend and vote at such meeting consent in writing to its being held elsewhere or a resolution providing that it be held elsewhere shall have been passed at the preceding annual general meeting.

54. The Directors may at any time call an extraordinary general meeting. extraordinary general meetings shall also be convened on such requisition, or in default may be convened by such requisitions, as is provided by the Acts.

                           NOTICE OF GENERAL MEETINGS

55. In the case of an annual general meeting or of a meeting for the passing of a special resolution twenty-one Clear Days notice at the least, and in any other case seven Clear Days notice at the least, shall be given in writing in manner hereinafter mentioned to all the members (other than those who under the provisions of these Articles or the conditions of issue of the shares held by them are not entitled to receive the notice) and to the Auditors for the time being of the Company.

56.      Such notice shall state:-

         (a)      the place, the day and the hour of the meeting,

         (b) in any case where there is to be special business, the general nature of such business,

         (c) that the meeting is the annual general meeting, where such is the case, and

         (d) in reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote in his place and that a proxy need not be a member of the Company.

57.      (1)      A general meeting other than a meeting for the passing of a special resolution shall, notwithstanding that it is called by shorter notice than that hereinbefore specified, be deemed to have been duly called if it is so agreed by the Auditors and by all the members entitled to attend and vote thereat.

         (2) A resolution may be proposed and passed as a special resolution at a meeting of which less than twenty-one days notice has been given if it is so agreed by a majority in number of the members having the right to attend and vote at any such meeting, being a majority together holding not less than ninety per cent. in nominal value of the shares giving that right.

58. Where, by any provision contained in the Acts, extended notice is required of a resolution, the resolution shall not be effective unless (except when the Directors of the Company have resolved to submit it) notice of the intention to move it has been given to the Company not less than twenty-eight days (or such shorter period as the Acts permit) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Acts.

59. The accidental omission to give notice to, or the non-receipt of notice by, any person entitled to receive notice shall not invalidate the proceedings at any general meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

60. All business shall be deemed special that is transacted at an extraordinary general meeting. All business that is transacted at an annual general meeting shall also be deemed special, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and reports of the Directors and Auditors, the election of Directors in the place of those retiring, the re-appointment of the retiring Auditors and the fixing of the remuneration of the Auditors.

61. No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Five members present in person or by proxy, not being less than five individuals, representing not less than 40% of the Ordinary shares in the Company entitling the holder to attend and vote at the Meeting shall be a quorum.

62. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of or by members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the Directors may determine and, if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the members present in person or by proxy shall be a quorum, but so that not less than two individuals shall constitute the quorum.

63. The Chairman may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place. Whenever a meeting is adjourned for fourteen days or more, seven clear days' notice at the least, specifying the place, the day and the hour of the adjourned meeting shall be given as in the case of the original meeting, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

64. The Chairman (if any) of the Board of Directors, or in his absence some other Director nominated by the Directors, shall preside at every general meeting, but if at any meeting neither the Chairman nor such other Director be present within fifteen minutes after the time appointed for holding the same, or if neither of them be willing to act as Chairman, the Directors present shall choose some Director present to be Chairman, or if no Director be present or if all the Directors present decline to take the chair, the members present shall choose some member present to be Chairman.

65. At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless before or upon the declaration of the result of the show of hands a poll is demanded in accordance with the provisions hereinafter contained. Unless a poll be so demanded, a declaration by the Chairman that a resolution has been carried, or carried unanimously or by a particular majority or lost, or not carried by a particular majority, and an entry to that effect in the book containing the minutes of proceedings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

66.      (1)      The Chairman or any member may demand a poll.

         (2) The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

         (3)      The demand for a poll may be withdrawn.

         (4) The instrument appointing a proxy to vote at a meeting shall be deemed also to confer authority to demand or join in demanding a poll, and for the purposes of this Article a demand by a person as proxy for a member shall be the same as a demand by the member.

         (5) A poll demanded on the election of the Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such time (not being more than thirty days from the date of the meeting or adjourned meeting at which the poll was demanded) and place as the Chairman shall direct and shall be taken in such manner (including the use of ballot or voting papers) as the Chairman shall direct. The result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

         (6) If any vote shall be counted which ought not to have been counted or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the meeting or adjourned meeting at which the vote is given and not in that case unless it shall in the opinion of the Chairman of the meeting be of sufficient magnitude to vitiate the result of the voting.

         (7) On a poll a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

67. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting shall be entitled to a further or casting vote.

                                VOTES OF MEMBERS

68. Subject to any special rights or restrictions as to voting attached to any class of shares, on a show of hands every member who is present in person or by proxy and entitled to vote shall have one vote, so, however, that no individual shall have more than one vote, and upon a poll every member present in person or by proxy shall have one vote for every share carrying voting rights of which he is the holder.

69. A corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

70. A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis or other person in the nature of a committee, receiver or curator bonis appointed by such Court and such committee, receiver, curator bonis or other person may on a poll vote by proxy, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which such person claims to vote.

71. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the joint holding.

72. No member shall, unless the Directors otherwise determine, be entitled to vote at any general meeting, either personally or by proxy, or to exercise any privilege as a member unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

73.      Votes may be given either personally or by proxy.

74. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

75. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under its common seal or under the hand of an officer or attorney so authorised.

76. Any person (whether a member of the Company or not) may be appointed to act as a proxy. A member may appoint more than one proxy as alternates to attend on the same occasion.

77. The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified or office copy of such power or authority, shall be deposited at the Office or at such other place in the Republic of Ireland as is specified for the purpose in the notice convening the meeting or in the instrument of proxy issued by the Company not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or in the case of a poll not less than forty-eight hours before the time appointed for taking the poll and in default the instrument of proxy shall not be treated as valid.

78. An instrument of proxy may be in any common form or in such other form as the Directors shall approve. Instruments of proxy need not be witnessed.

79. The Directors may at the expense of the Company send, by post or otherwise, to the members instruments of proxy (with or without stamped envelopes for their return) for use at any General Meeting or at any Class Meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative. If for the purposes of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitation shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy.

80. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or insanity of the principal, or the revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed, or the transfer of the share in respect of which the instrument of proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

81. A resolution in writing (other than one in respect of which extended notice is required by the Acts to be given) signed by all the members for the time being entitled to attend and vote on such resolution at a General Meeting (or being bodies corporate by their duly appointing representatives) shall be as valid and effective for all the purposes as if the resolution had been passed at a General Meeting of the Company duly convened and held and, if described as a Special Resolution, shall be deemed to be a Special Resolution within the meaning of the Acts.

                                    DIRECTORS

82. Unless otherwise determined by the Company by ordinary resolution the number of Directors shall not be less than four nor more than ten.


83. A Director shall not require a share qualification but nevertheless shall be entitled to attend and speak at any general meeting and at any Class Meeting.

84. The Directors shall be entitled by way of remuneration to such sum (if any) as shall from time to time be voted to them by the Company by ordinary resolution, and any such sum (unless otherwise determined by the resolution by which it is voted) shall be divided amongst the Directors as they shall agree or, failing agreement, equally. The Directors' remuneration shall be deemed to accrue from day to day.

85. The Directors shall also be entitled to be paid all travelling, hotel and other expenses incurred by them respectively in and about the performance of their duties as Directors, including their expenses of travelling to and from meetings of the Directors or committees of the Directors or general meetings.

86. Any Director who serves on any committee or who devotes special attention to the business of the Company or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director may be paid such extra remuneration by way of salary, commission, participation in profits or otherwise as the Directors may determine.

                      ROTATION AND APPOINTMENT OF DIRECTORS

87. Subject to the provisions of these Articles, one-third of the Directors for the time being other than a Managing Director or Joint Managing Director or a Director holding an executive office with the Company or, if their number is not three or a multiple of three, then the number nearest to, but not exceeding, one-third shall retire from office at each annual general meeting, but if at any annual general meeting the number of Directors who are subject to retirement by rotation shall be two, one of such Directors shall retire and, if the number of such Directors shall be one, that Director shall retire.

88. Subject to the provisions of the Acts and of these Articles, the Directors to retire at each annual general meeting shall be the Directors who have been longest in office since their last appointment. As between Directors of equal seniority, the Directors to retire shall in the absence of agreement be selected from among them by lot. Subject as aforesaid, a retiring Director shall be eligible for re-appointment and shall act as a Director throughout the meeting at which he retires.

89. The Company may by ordinary resolution at the meeting at which any Director retires in the manner aforesaid fill up the vacated office by appointing a person thereto and, in default, the retiring Director, if willing to act, shall be deemed to have been re-appointed unless at such meeting it is expressly resolved not to fill such vacated office or a resolution for the re-appointment of such Director shall have been put to the meeting and lost.

90. At a general meeting a motion for the appointment of two or more persons as Directors of the Company by a single resolution shall not be put unless a resolution that it shall be so put has been first agreed to by the meeting without any vote being given against it.

91. No person other than a Director retiring at the meeting shall, unless recommended by the Directors for appointment, be eligible for appointment to the office of Director at any general meeting unless, within the prescribed time before the day appointed for the meeting, there shall have been given to the Company notice in writing by some member duly qualified to be present and vote at the meeting of his intention to propose such person for appointment and also notice in writing, signed by the person to be proposed, of his willingness to be appointed. The prescribed time above mentioned shall be such that, between the date when the notice is served or deemed to be served and the day appointed for the meeting, there shall be not less than seven nor more than forty-five clear days.

                    DISQUALIFICATION AND REMOVAL OF DIRECTORS

92. The Directors may from time to time and at any time appoint any person to be a Director either to fill a casual vacancy or as an additional Director provided that the total number of Directors shall not exceed the maximum number fixed by or in accordance with these Articles. Subject to the provisions of the Act, a Director so appointed shall hold office only until the conclusion of the annual general meeting following next after his appointment, when he shall retire. A Director who retires under this Article shall be eligible for re-appointment at the meeting at which he retires.

93.      The office of a Director shall be vacated forthwith:

         (a) If a receiving order be made against him, or he make any arrangement or composition with his creditors generally;

         (b)      If he become of unsound mind;

         (c) If he cease to be a Director, or be prohibited from being a Director by an Order made, under any provisions of the Acts;

         (d) If he is absent from meetings of the Directors for six successive months without leave and his alternate Director (if any) shall not during such period have attended instead of him and the Directors resolve that his office be vacated;

         (e) If he (not being a Director holding for a fixed term an executive office in his capacity as a Director) resign his office by notice in writing to the Company; or

         (f) If he be required in writing by all his co-Directors not being less than two in number to resign they having shown cause for such resignation.

94. The Company may, by ordinary resolution of which extended notice has been given in accordance with the provisions of the Acts, remove any Director notwithstanding anything in these Articles or in any agreement between the Company and such Director and may, if thought fit, by ordinary resolution, appoint another director instead of him. Nothing in this Article shall be taken as depriving a person removed thereunder of compensation or damages payable to him in respect of the termination of his appointment as Director or of any appointment terminating with that of Director.

                               EXECUTIVE DIRECTORS

95       (1)      The Directors may from time to time appoint one or more of their body to be the holder of any executive office on such terms and for such period as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment.

         (2) A Director so appointed to the office of Managing or Joint Managing Director shall automatically cease to hold such office if he ceases from any cause to be a Director.

         (3) A Director holding any such executive office shall receive such remuneration, whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise or partly in one way and partly in another, as the Directors may determine.

  (4) The Directors may confer upon a Director holding any such executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw or vary all or any such powers.

                               ALTERNATE DIRECTORS

96. A Director may from time to time by writing under his hand appoint another Director or any other person to be his alternate but no such appointment of any person not being a Director shall be operative unless and until approved by the Directors. Every such alternate shall (subject to his giving to the Company an address within the Republic of Ireland, Great Britain or Northern Ireland at which notices may be served upon him) be entitled to notice of meetings of the Directors and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the Director appointing him. Every such alternate shall also be entitled, in the absence from the Republic of Ireland, Great Britain and Northern Ireland of the Director appointing him, to sign on his behalf a resolution in writing of the Directors. Every such alternate shall be an officer of the Company and shall not be deemed to be an agent of the Director appointing him. An alternate need not hold any share qualification. The remuneration of an alternate shall be payable out of the remuneration payable to the Director appointing him and shall consist of such portion of the last mentioned remuneration as shall be agreed between such alternate and the Director appointing him. A Director may by writing under his hand deposited at the Office at any time revoke the appointment of an alternate appointed by him. If a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine:
         Provided that if any Director retires by rotation but is re-appointed by the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-appointment as if he had not so retired.

                               POWERS OF DIRECTORS

97. The business of the Company shall be managed by the Directors who may exercise all such powers of the Company, and do on behalf of the Company all such acts, as may be exercised and done by the Company and as are not by the Acts or by these Articles required to be exercised or done by the Company in general meeting , subject nevertheless to any regulations of these Articles, to the provisions of the Acts, and to such regulations not being inconsistent with the aforesaid regulations or provisions as may be prescribed by the Company in general meeting, but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made.

98.      Without prejudice to the generality of the foregoing provisions:-

         (a) The Directors may make such arrangements as may be thought fit for the management of the Company's affairs in the Republic of Ireland or abroad and may for this purpose appoint local boards, attorneys and agents and fix their remuneration and delegate to them such powers as may be deemed requisite or expedient.

         (b) The Directors may from time to time and at any time by power of attorney under the Seal appoint any corporation or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

         (c) The Directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid and holding or who held, any salaried employment, office or place or profit in the Company or such other company, and the wives, widows, families and dependants of any such persons, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always, if the Acts shall so require, to particulars with respect thereto being disclosed to the members and to the proposal being approved by the Company by ordinary resolution, a Director holding any such employment or office shall be entitled to participate in and retail for his own benefit any such donation, gratuity, pension, allowance or emolument. A Director may be counted in the quorum present upon a motion in respect of any matter referred to in this paragraph and may vote as a Director upon any resolution in respect of any such matter notwithstanding that he is personally interested in such matter.

99.      (1)      Subject as hereinafter provided the Board may exercise all the powers of the Company to borrow money, to mortgage or charge its undertaking, property and uncalled capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

         (2) The Board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries (if any) with a view to securing (but as regards subsidiaries only in so far as by the exercise of such rights or powers of control the Board can secure) that the aggregate amount from time to time outstanding of all moneys borrowed by the Group (exclusive of inter-Group borrowings) shall not at any time without the previous sanction of an Ordinary Resolution of the Company exceed an amount equal to [two] times the Adjusted Capital and Reserves. For the purpose of this Article:-

                  (i) "the Group" means the Company and all its subsidiaries for the time being;

                  (ii) "the Adjusted Capital and Reserves" means the aggregate from time to time of:-

                           (a) the amount paid up or credited as paid up on the issued share capital of the Company; and

                           (b) the amount standing to the credit of the reserves (including any share premium account, capital redemption reserve fund and any credit balance on profit and loss account) all as shown by the then latest audited consolidated balance sheet but after deducting therefrom any amounts attributable to outside interests in subsidiaries and any debit balance on the consolidated profit and loss account (except to the extent that such deduction has already been made) and making adjustments to reflect any variation in the amount of such paid up share capital, share premium account or capital redemption reserve fund since the date of the consolidated audited balance sheet.

                           Provided, however, that no amount credited to capital or reserve or other account as above set out by reason of subscription for or redemption of any Shares referred to in sub-paragraph (vii) of this paragraph (2) shall be taken in account in calculating the aggregate under this sub-paragraph
                           (ii);

                  (iii) share capital allotted shall be treated as issued and share capital (including any premium) called up or payable at any fixed date within the following six months shall be treated as already paid and if the Company has issued or proposes to issue any shares for cash and such issue has been underwritten, then such shares shall be deemed to have been issued and the subscription moneys (including any premium) payable in respect thereof within the following six months shall be deemed to have been paid up;

                  (iv) the nominal amount of any share capital issued and the principal amount of any money borrowed (together in each case with any fixed or minimum premium payable on final repayment) the beneficial interest wherein is owned otherwise than by the Company or a subsidiary and the repayment whereof is guaranteed by or is the subject of an indemnity given by the Company or by any subsidiary (if not otherwise taken into account) be deemed to be moneys borrowed by such guaranteeing company;

                  (v) the principal amount owing (otherwise than to the Company or a subsidiary) on any debentures of the Company or any subsidiary howsoever issued (together with any fixed or minimum premium payable on final repayment shall (if not otherwise taken into account) be deemed to be moneys borrowed;

                  (vi) the principal amount raised by acceptances under any acceptance credit opened by any bank or accepting house on behalf of and in favour of the Company or any subsidiary shall be deemed to be moneys borrowed;

                  (vii) the amount subscribed (including any premium) for Shares in the capital of the Company or a subsidiary by a bank or other financial institution where such shares are to be redeemed on a date or dates certain and where the entire or any part of such premium shall be repaid on such redemption shall be deemed to be money borrowed;

                  (viii) moneys borrowed by the Company or a subsidiary in one currency as part of a transaction under which the Company or a subsidiary lends an approximately equivalent amount in another currency shall be deemed not be moneys borrowed so long as the moneys so borrowed and lent continue to be of an approximately equivalent amount;

                  (ix) moneys borrowed by the Company or any subsidiary for the purpose of redeeming or repaying within six months any moneys borrowed by the Company or any subsidiary shall be deemed not to be moneys borrowed pending their application for that purpose within such period;

                  (x) an amount equal to the aggregate sum remaining borrowed by any company becoming a subsidiary of the Company immediately after it becomes a subsidiary shall at the time it becomes such a subsidiary and for a period of six months thereafter be deducted in calculating the aggregate amount from time to time outstanding of all moneys borrowed;

                  (xi) the proportion of moneys borrowed by a partly-owned subsidiary (but only to the extent that an amount equivalent to such proportion exceeds sums borrowed, if any, from such partly-owned subsidiary by the Company or any subsidiary) such proportion being that which the issued equity share capital which is not for the time being beneficially owned directly or indirectly by the Company bears to the whole of the issued equity share capital of such partly-owned subsidiary shall be deemed not to be moneys borrowed; and

         (xii) in calculating the amount of moneys borrowed moneys borrowed in foreign currency shall be converted into Irish currency at the rate of exchange prevailing in Dublin at the time when such moneys were borrowed.

         (3) A certificate or report by the Auditors for the time being of the Company as to the amount of the Adjusted Capital and Reserves or the amount of moneys borrowed or to the effect that the limit imposed by this Article has not been or will not be exceeded at any particular time or times shall be conclusive evidence of such amount or fact for the purposes of this Article.

         (4) Notwithstanding the foregoing no lender or other person dealing with the Company shall be concerned to see to or inquire whether the limit imposed by this Article is observed and no debt incurred in excess of such limit shall be invalid or ineffectual except in the case of express notice to the lender at the time when the debt was incurred that the limit hereby imposed has been or was thereby exceeded.

                               DUTIES OF DIRECTORS

100.     (1)      A Director may contract with and be interested in any contract or proposed contract with the Company either as vendor, purchaser or otherwise, and shall not be liable to account for any profit made by him by reason of any such contract or proposed contract, provided that he has disclosed the nature of his interest in such contract or proposed contract at a meeting of the Board as required by and subject to the provisions of Section 194 of the Act.

         (2)      (a)      Save as herein provided, a Director shall not vote in
                           respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

                  (b) A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:-

                           (i) the giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries;

                           (ii) the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

                           (iii) any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

                           (iv) any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of or beneficially interested in 1 per cent. or more of the issued shares of any class of the equity share capital of such company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

                           (v) any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by the appropriate Revenue authoritie for taxation purposes; or

                           (vi) any proposal concerning the adoption, modification or operation of any scheme for enabling employees (including full time executive directors) of the Company and/or such subsidiary of the Company to acquire shares in the Company or any arrangement for the benefit of employees of the Company or any of its subsidiaries under which the Director benefits or may benefit.

                  (c) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under paragraph (2)(b)(iv) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

                  (d) If any question shall arise at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

                  (e) The Company may by ordinary resolution suspend or relax the provisions of this paragraph (2) to any extent of ratify any transaction not duly authorised by reason of a contravention of this paragraph (2).

101. Any Director may continue to be or become a director, managing director, manager or other officer or member of any other company promoted by the Company or in which this Company may be interested, and (unless otherwise agreed) no such Director shall be accountable for any remuneration or other benefits received by him as a director, managing director, manager or other officer or member of any such other company. The Board may exercise the voting powers conferred by the shares in any other company held or owned by the Company, in such manner in all respects as may be thought fit (including the exercise thereof in favour of any resolution appointing one or more of the Directors as a director, managing director, manager or other officer of such company). Any Director may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor), and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

102. All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner and by such persons, whether Directors or not, as the Directors shall from time to time determine.

                            PROCEEDINGS OF DIRECTORS

103. The Directors may meet together for the dispatch of business and adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. A Director who is also an alternate Director shall be entitled, in the absence of the Director by whom he was appointed, to a separate vote on behalf of such Director in addition to his own vote. In the case of an equality of votes, the Chairman of the meeting shall have a second or casting vote.

104. The Chairman may, and on the request of a Director the Secretary shall, at any time summon a meeting of the Directors. It shall not be necessary to give notice of a meeting of Directors to any Director for the time being absent from the Republic of Ireland or the United States of America.

105. The quorum necessary for the transaction of the business of the Directors shall be three or such higher number as from time to time may be fixed by the Directors. For the purposes of this Article an alternate Director shall be counted in a quorum, but so that not less than three individuals shall constitute a quorum.

106. The continuing Directors or Director may at any time act notwithstanding any vacancy in their body but if the Directors shall at any time be reduced in number to less than the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act for the purpose of appointing an additional Director or Directors to make up such minimum, or of summoning a general meeting of the Company, but for no other purpose.

107. The Directors may from time to time appoint and remove a Chairman. The Chairman shall preside at all meetings of the Directors but, if no such Chairman be appointed or if at any meeting the Chairman be not present within five minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting.

108. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of any power so delegated conform to any regulations that may from time to time be imposed upon it by the Directors.

109. The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding Article.

110. All acts bona fide done by any meeting of Directors or of a committee of Directors or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

111. The Directors shall cause proper minutes to be made of all proceedings of general meetings and Class Meetings of the Company and of meetings of Directors and committees of Directors and of the attendances thereat and of all appointments of officers made by the Directors.

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112.     A resolution in writing signed by all the Directors shall be as effective for all purposes as a resolution duly passed at a meeting of the Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors.

113. Any Director or alternate Director may participate in a meeting of the Directors or any committee of the Directors by means of conference telephone or other telecommunication equipment by means of which all persons participating in a meeting can hear each other speak and such participants in a meeting shall constitute presence in person at the meeting.

                                    SECRETARY

114. The Secretary shall (subject to Section 3 of the Companies (Amendment) Act, 1982) be appointed by the Directors and any Secretary so appointed may be removed by them. Anything by the Act required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any assistant or deputy secretary or, if there is no assistant or deputy secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors:
         Provided that any provision of the Act or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Secretary.

               REGISTER OF DIRECTORS' SHARE AND DEBENTURE HOLDINGS

115. A register of Directors' share and debenture holdings when required by the Act shall be kept at the same office as that at which the Register of Members is kept and shall be open to the inspection of any member or holder of debentures of the Company on each day during which the same is bound to be open for inspection pursuant to the Acts.

                                    THE SEAL

116      (1)      The Directors shall provide for the safe custody of the Seal and the Seal shall never be used except by the authority of the Directors or of a committee of Directors authorised by the Directors and (subject to paragraph (ii) of this Article) every instrument to which the Seal shall be affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose.

         (2) Every certificate of title to shares, stocks, debenture stock or other security of the Company (other than letters of allotment) shall be issued under the Seal or under the official seal kept by the Company pursuant to Section 3 of the Companies (Amendment) Act, 1977 and shall be signed autographically by at least two persons appointed by the Directors for the purpose so that the Directors may by resolution determine either generally or in any particular case where the signature of any such appointed person may be affixed by some mechanical means to be specified in such resolution or that such certificate shall bear no signatures provided that the method is used only for certificates which have first been approved for sealing by the Secretary, registrar, auditors or bankers of the Company in writing.

117. The Company may have an official seal for use abroad under the provisions of the Acts where and as the Directors shall determine and the Company may by writing under the Seal appoint any agent or committee abroad to be duly authorised agent of the Company for the purpose of affixing and using such official seal and may impose such restrictions on the use thereof as shall be thought fit. Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such official seal.


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                                    DIVIDENDS

118. Subject to any preferential or other special rights for the time being attached to any class of shares, the profits of the Company which it shall from time to time be determined to distribute by way of dividend shall be applied in payment of dividends upon the shares of the Company in proportion to the amounts paid up thereon respectively otherwise than in advance of calls. All dividends shall be apportioned and paid pro rata according to the amounts for the time being paid up on the shares during the period in respect of which the dividend is paid except that if any share is issued on terms providing that it shall rank for dividend as if paid up (in whole or in part) as from a particular date such share shall rank for dividend accordingly.

119. The Company in general meeting may from time to time declare dividends, but no dividends shall be payable otherwise than out of the profits of the Company. No higher dividend shall be paid than is recommended by the Directors.

120. The Directors may if they think fit from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company. If at any time the share capital of the Company is divided into different classes the Directors may pay such interest dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Directors act bona fide they shall not incur any responsibility to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights. The Directors may also pay half-yearly or at other suitable intervals to be settled by them any dividend which may be payable at a fixed rate if they are of the opinion that the profits justify the payment.

121. The Directors may deduct from any dividend or other moneys payable on or in respect of any shares held by a member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

122. All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. No dividend shall bear interest as against the Company.

123. Any dividend or other moneys payable on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled thereto and, in the case of joint holder, to the first named of such joint holders or to such person and such address as the holder or joint holders may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders may direct and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

124. If several persons are registered as joint holders of any share, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

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125.     A general meeting declaring a dividend may direct payment of such dividend wholly or in part by the distribution of specific assets (in particular, of paid up shares or debentures of any other company) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of members and may vest any specific assets in trustees upon trust for the persons entitled to the dividend as the Directors think expedient and generally may make such arrangements for the allotment, acceptance and sale of such specific assets or fractional certificates, or any part thereof, and otherwise as they think fit.

126. Notwithstanding anything contained in these Articles the Company may by ordinary resolution on the recommendation of the Directors determine that any realised accretions of capital assets not required for paying the fixed dividends on any shares entitled to fixed preferential dividends with or without further participation in profits shall be divided amongst the members in proportion to the amounts paid up on the Ordinary Shares held by them respectively.

                                    RESERVES

127. The Directors may before recommending any dividend, whether preferential or otherwise, carry to reserve out of the profits of the Company (including any premiums received upon the issue of debentures or other securities of the Company) such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company or of its holding company, if any) as the Directors may from time to time think fit. The Directors may also without placing the same to reserve carry forward any profits which they may think it prudent not to divide.

                            CAPITALISATION OF PROFITS

128. The Company may by ordinary resolution on the recommendation of the Directors resolve that it is desirable to capitalise any undivided profits of the Company (including profits carried and standing to any reserve or reserves and any realised accretions of capital assets or other capital surplus not currently required for paying the fixed dividends on any shares entitled to fixed preferential dividends with or without further participation in profits or, subject as hereinafter provided, any sum standing to the credit of any share premium account or capital redemption reserve fund) and accordingly that the Directors be authorised and directed to appropriate the profits or sum resolved to be capitalised to the members in the proportion in which such profits or sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such profits or sum on their behalf, either in or towards paying up the amounts (if any) for the time being unpaid on any shares or debentures held by such members respectively or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such profits or sum, or partly in one way and partly in the other, such shares or debentures to be allotted and distributed, credited as fully paid up, to and amongst such members in the proportions aforesaid but any share premium account or capital redemption reserve fund or capital surplus arising on the revaluation of unrealised fixed assets may, for the purpose of this Article, only be applied in the paying up of unissued shares (other than redeemable preference shares) to be issued to members as fully paid.

129. Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the profits or sum resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures (if any) and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter, on behalf of all the members entitled to the benefit of such appropriations and applications, into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, and any agreement made under such authority shall be effective and binding on all such members.

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                                    ACCOUNTS

130. The Directors shall cause proper accounts to be kept in accordance with the provisions of the Acts.

131. The books of account shall be kept at the Office or (subject to the provisions of the Acts) at such other place as the Directors shall think fit and shall always be open to the inspection of the Directors. No member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors.

132. The Directors shall from time to time, in accordance with the provisions of the Acts, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are specified in the Acts.

133. A copy of the Directors' and Auditors' reports, accompanied by copies of the balance sheet, profit and loss account and other documents required by the Acts to be annexed to the balance sheet, shall, twenty-one days at the least before the annual general meeting, be delivered or sent by post to the registered address of every member and every holder of debentures of the Company (whether or not they are entitled to receive notice of meetings) and to the Auditors, provided that, if copies of such documents are sent less than twenty-one days before the date of the meeting, they shall, notwithstanding that fact, be deemed to have been duly sent if it is to agreed by all the members entitled to attend and vote at the meeting.

134. The Auditors' Report shall be read before the Company in general meeting and shall be open to inspection by any member.

135. Every account of the Directors when audited and approved by an annual general meeting shall be conclusive except as regards any error discovered therein within three months next after the approval thereof. Whenever such an error is discovered within that period, the account shall forthwith be corrected and thereupon shall be conclusive.

                                      AUDIT

136. The provisions of the Acts in regard to audit and Auditors shall be observed.

                                     NOTICES

137. A notice or other document may be served by the Company upon any member either personally or by sending it through the post in a prepaid letter addressed to such member at his address as appearing in the Register of Members. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

138. Any member described in the Register of Members by an address not within the Republic of Ireland or the United States of America who shall from time to time give the Company an address within the Republic of Ireland or the United States of America at which notices may be served upon him shall be entitled to have notices served upon him at such address but not otherwise.

139. Any notice required to be given by the Company to the members or any of them, and not provided for by or pursuant to these Articles, shall be sufficiently given if given by advertisement which shall be inserted once in two leading daily newspapers published in Dublin.

140. Any notice or other document if served by post shall be deemed to have been served on the day on which the letter containing the same was put into the post, and in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and put into the post as a prepaid letter. A notice to be given by advertisement shall be deemed to have been served on the day on which the advertisement or the last of the advertisements appear.

141. Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such member.

                                   WINDING UP

142. If the Company shall be wound up (whether the liquidation is voluntary or by the court) the liquidator may, with the authority of a special resolution, divide among the members in specie the whole or any part of the assets of the Company, whether such assets shall consist of property of one kind or of properties of different kinds, and may for such purpose set such value as he deems fair upon each kind of property and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members and for contributories as the liquidator, with the like authority, shall think fit and the liquidation of the Company may be closed and the Company dissolved, but so that no member shall be compelled to accept any shares in respect of which there is a liability.

                                    INDEMNITY

143. Every Director and other officer of the Company (other than an Auditor) shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in relation to his acts while acting in such office in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the Court under the Acts.